Exhibit 10.24

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

TRANSOMA MEDICAL, INC.

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7.6	Distributions; Investments	7
7.7	Transactions with Affiliates	8
7.8	Subordinated Debt	8
7.9	Compliance	8

8	EVENTS OF DEFAULT	8
8.1	Payment Default	8
8.2	Covenant Default	8
8.3	Material Adverse Change	8
8.4	Attachment	9
8.5	Insolvency	9
8.6	Other Agreements	9
8.7	Judgments	9
8.8	Misrepresentations	9
8.9	Guaranty.	9

9	BANK’S RIGHTS AND REMEDIES	9
9.1	Rights and Remedies	9
9.2	Power of Attorney	10
9.3	Bank Expenses	10
9.4	Bank’s Liability for Collateral	10
9.5	Remedies Cumulative	11
9.6	Demand Waiver	11

10	NOTICES	11

11	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER	11

12	GENERAL PROVISIONS	11
12.1	Successors and Assigns	11
12.2	Indemnification	11
12.3	Time of Essence	11
12.4	Severability of Provision	12
12.5	Amendments in Writing, Integration	12
12.6	Counterparts	12
12.7	Survival	12
12.8	Confidentiality	12
12.9	Effect of Amendment and Restatement	12
12.10	Attorneys’ Fees, Costs and Expenses	12

13	DEFINITIONS	12
13.1	Definitions	12

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This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Agreement”) dated as of the Effective Date, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 301 Carlson Parkway, Suite 255, Minnetonka, Minnesota 55305 and TRANSOMA MEDICAL, INC. (“Borrower”), whose address is 4211 Lexington Avenue North, Suite 2244, St. Paul, Minnesota 55126.

RECITALS

A.            Bank and Borrower are parties to that certain Loan and Security Agreement dated December 17, 2002, as amended (collectively, the “Original Agreement”).

B.            Borrower and Bank desire in this Agreement to set forth their agreement with respect to a working capital and equipment line loan and to amend and restate in its entirety without novation the Original Agreement in accordance with the provisions herein.

AGREEMENT

The parties agree as follows:

1              ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement will be construed following GAAP.  Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2              LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay.

Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1       Revolving Advances.

(a)           Bank will make Advances not exceeding the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(b)           To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

(c)           The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2       Equipment II Advances.

(a)           Through June 21, 2006 (the “Equipment II Availability End Date”), Bank will make advances (“Equipment II Advance” and, collectively, “Equipment II Advances”) not exceeding the Committed Equipment II

Line. The Equipment II Advances may only be used to finance or refinance Equipment purchased on or after 90 days before the date of each Equipment II Advance and may not exceed 100% of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense. Transferable software licenses, leasehold improvements or other soft costs, including sales tax, freight, and installation expenses may constitute up to 30% of the aggregate Equipment II Advances.

(b)           Interest accrues from the date of each Equipment II Advance at the rate in Section 2.4 (a). Each Equipment II Advance shall immediately amortize and is payable in 48 equal monthly installments of principal plus accrued interest, beginning on the 1st of each month following the respective Equipment II Advance and ending 48 months thereafter (each, the “Equipment II Maturity Date”). Equipment II Advances when repaid may not be reborrowed.

(c)           Borrower shall have the option to prepay all, but not less than all, of the Equipment II Advances advanced by Bank under this Agreement; provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment II Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all unpaid Equipment II Advances (including principal and interest); (B) all unpaid accrued interest to the date of the prepayment; (C) an amount equal to 3% of all prepaid Equipment II Advances, if prepaid within 1 year from the Effective Date, or 2% of all prepaid Equipment II Advances, if prepaid within 2 years from the Effective Date; or 1 % of all prepaid Equipment II Advances, if prepaid within 3 years from the Effective Date; and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

(d)           To obtain an Equipment II Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the Equipment II Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.1.3       Equipment Facility.

Bank has made an equipment facility available to Borrower pursuant to the terms of the Original Agreement (the “Equipment Facility”). There are currently six advances (each, the “Equipment Advance”) outstanding under the Equipment Facility, which will continue to amortize in accordance with the terms of the schedules relating to such Equipment Advance and the Original Agreement. Accordingly, Borrower will continue to pay each Equipment Advance in accordance with the schedules provided therewith at the time of each Equipment Advance. The amount outstanding on the Equipment Facility is described in the definition of the Committed Equipment Line. No further Equipment Advances will be allowed under the Committed Equipment Line. Each Equipment Advance is due on its respective Equipment Advance Maturity Date.

2.2          Termination of Commitment to Lend.

Bank’s obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.3          Overadvances.

If Borrower’s Obligations under Section 2.1.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.4          Interest Rate, Payments.

(a)           Interest Rate. (i) Advances accrue interest on the outstanding principal balance at a per annum rate of 0.25 of 1 percentage point above the Prime Rate; and (ii) Equipment II Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

(b)           Payments. Interest due on the Committed Revolving Line is payable on the 20th of each month. Interest due on the Equipment II Advances is payable on the 1st of each month. Bank may debit any of Borrower’s deposit accounts including Account Number                                              for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

2.5          Fees.

Borrower will pay:

(a)           Facility Fee. A fully earned, non-refundable Facility Fee of $7,500 for the Committed Revolving Line due on the Effective Date; and

(b)           Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

(c)           Revolving Line Prepayment Fee. A fully earned, non-refundable prepayment fee equal to 1% of Committed Revolving Line shall be due upon voluntary or involuntary payment in full of Borrower’s Obligations under the Committed Revolving Line prior to the Revolving Maturity Date.

3              CONDITIONS OF LOANS

3.1          Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receives the agreements, documents and fees it requires.

3.2          Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)           timely receipt of any Payment/Advance Form; and

(b)           the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true.

4              CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest.

Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its

Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

4.2          Authorization to File.

Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

5              REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1          Due Organization and Authorization.

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2          Collateral.

Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3          Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4          No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5          Solvency.

The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6          Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7          Investments in Subsidiaries.

Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8          Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6              AFFIRMATIVE COVENANTS

Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1          Government Compliance.

Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2          Financial Statements, Reports, Certificates.

(a)           Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank;

(ii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) prior to Borrower’s fiscal year end (June 30), annual projections from Borrower’s Board of Directors; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

(b)           Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

(c)           Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

(d)           Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted the earlier of (i) prior to Borrower’s initial Advance or (ii) 90 days from the Effective Date and no more often than every year thereafter, unless an Event of Default has occurred and is continuing.

6.3          Inventory; Returns.

Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

6.4          Taxes.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5          Insurance.

Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.

6.6          Primary Accounts.

Borrower will maintain its primary depository, operating and investment accounts with or through Bank, which relationship shall include Borrower maintaining account balances in any accounts with or through Bank representing at least 80% of all account balances of Borrower at any financial institution.

6.7          Financial Covenants.

Borrower will maintain as of the last day of each month:

(i)            Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least $3,000,000.

(ii)           Liquidity Coverage. A ratio of unrestricted cash (and equivalents) plus accounts receivables divided by outstanding Obligations of not less than 1.25 to 1.00.

6.8          Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7              NEGATIVE COVENANTS

For so long as Bank has an obligation to lend or there are any outstanding Obligations, Borrower shall not, without Bank’s prior written consent (which shall be a matter of its good faith business judgment), do any of the following:

7.1          Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2          Changes in Business, Ownership, Management or Locations of Collateral.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management of greater than 25% (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment).  Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (such as warehouses) in which Borrower maintains or stores over $5,000 in Collateral.

7.3          Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4          Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5          Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6          Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7          Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8          Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9          Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8              EVENTS OF DEFAULT

Anyone of the following is an Event of Default:

8.1          Payment Default.

If Borrower fails to pay any of the Obligations within 3 days after their due date, however, during such period no Credit Extensions will be made;

8.2          Covenant Default.

(a)           If Borrower fails to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Section 7 of this Agreement, or

(b)           If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3          Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, or financial condition of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral (the foregoing being defined as a “Material Adverse Change”).

8.4          Attachment.

If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5          Insolvency.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6          Other Agreements.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7          Judgments.

If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8          Misrepresentations.

If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9          Guaranty.

Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9              BANK’S RIGHTS AND REMEDIES

9.1          Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)           Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)           Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)           Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

(d)           Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e)           Bank may place a “hold” on any account maintained with Bank and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

(f)            Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(g)           Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

(h)           Dispose of the Collateral according to the Code.

9.2          Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3          Bank Expenses.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4          Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5          Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6          Demand Waiver.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10           NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Minnesota law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Hennepin County, Minnesota.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12           GENERAL PROVISIONS

12.1        Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2        Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3        Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4        Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5        Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6        Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7        Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8        Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9        Effect of Amendment and Restatement.

This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All credit extensions or loans outstanding under the Original Agreement are and shall continue to be outstanding under this Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

12.10      Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13           DEFINITIONS

13.1        Definitions.

In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, and partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Borrowing Base” is 75% of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Code” is the Minnesota Uniform Commercial Code, as applicable.

“Collateral” is the property described on Exhibit A.

“Committed II Equipment Line” is a Credit Extension of up to $1,500,000.

“Committed Revolving Line” is an Advance of up to $3,000,000.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Credit Extension” is each Advance, Equipment II Advance, or any other extension of credit by Bank for Borrower’s benefit, which shall not exceed $4,000,000 in the aggregate.

“Effective Date” is the date Bank executes this Agreement.

“Eligible Accounts” are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible. Accounts will not include:

(a)           Accounts that the account debtor has not paid within 90 days of invoice date;

(b)           Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

(c)           Credit balances over 90 days from invoice date;

(d)           Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

(e)           Accounts for which the account debtor does not have its principal place of business in the United States;

(f)            Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(g)           Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i)            Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(j)            Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k)           Accounts for which Bank reasonably determines collection to be doubtful.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Facility” is defined in Section 2.1.3.

“Equipment II Advance” is defined in Section 2.1.2.

“Equipment II Availability End Date” is defined in Section 2.1.2.

“Equipment II Maturity Date” is defined in Section 2.1.2.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations, including DATA SCIENCES UK, INC.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” is defined in Section 8.3.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Original Agreement” has the meaning set forth in recital paragraph A.

“Permitted Indebtedness” is:

(a)           Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(b)           Indebtedness existing on the Effective Date and shown on the Schedule;

(c)           Subordinated Debt;

(d)           Indebtedness to trade creditors incurred in the ordinary course of business; and

(e)           Indebtedness secured by Permitted Liens.

“Permitted Investments” are:

(a)           Investments shown on the Schedule and existing on the Effective Date; and

(b)           (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue.

“Permitted Liens” are:

(a)           Liens existing on the Effective Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c)           Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d)           Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

(e)           Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(f)            Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Revolving Maturity Date” is June 20, 2006.

“Rights”, as applied to the Collateral, means the Borrower’s rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower’s power to transfer rights in such Collateral to Bank.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

BORROWER:

TRANSOMA MEDICAL, INC.

By:	/s/ Charles T. Coggin

Name: Charles T. Coggin
Title: Vice President and CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Charlie Roehl

Name: Charlie Roehl
Title: Vice President – Relationship Manager

Effective Date: June 21, 2005

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, purchase orders, customer lists, route lists, infringements, claims, computer discs, computer tapes, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security thereof, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing; and

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights (including computer programs, blueprints and drawings), copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any design rights; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications thereof, whether registered or not, except that the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Borrower and Bank are parties to that certain negative pledge arrangement, whereby Borrower, in connection with Bank’s loan or loans to Borrower, has agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its intellectual property, without Bank’s prior written consent.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

Fax To:	Date:

LOAN PAYMENT:

TRANSOMA MEDICAL, INC. (Borrower)

From Account #	To Account #
(Deposit Account #)	(Loan Account #)

Principal $ and/or Interest $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for a loan payment, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:	Phone Number:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representation and warranties in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:	Phone Number:

OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00pm, P.S.T.

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):

Print Name/Title:	Print Name/Title:

Telephone #	Telephone #

EXHIBIT C
BORROWING BASE CERTIFICATE

Borrower:	TRANSOMA MEDICAL, INC.	Bank:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054

Commitment Amount: $3,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 50% over 90 day accounts	$
6.	Credit balances over 90 days	$
7.	Concentration Limits	$
8.	Foreign Accounts	$
9.	Governmental Accounts	$
10.	Contra Accounts	$
11.	Promotion or Demo Accounts	$
12.	Intercompany/Employee Accounts	$
13.	Other (please explain on reverse)	$
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
15.	Eligible Accounts (#3 minus #14)		$
16.	LOAN VALUE OF ACCOUNTS (75% of #15)		$

BALANCES
17.	Maximum Loan Amount	$
18.	Total Funds Available [Lesser of #17 or #16]		$
19.	Present balance owing on Line of Credit	$
20.	Outstanding under Sublimits ()	$
21.	RESERVE POSITION (#18 minus #19 and #20)		$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

TRANSOMA MEDICAL, INC.	BANK USE ONLY

By:	Rec’d By:
Authorized Signer	Auth. Signer
Date:

Verified:
Auth. Signer
Date:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	TRANSOMA MEDICAL, INC.

The undersigned Responsible Officer of TRANSOMA MEDICAL, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned certifies that Borrower, and each Subsidiary, has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Responsible Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
NR & NP Agings	Monthly within 20 days	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No

Financial Covenant	Required		Actual		Complies
Maintain on a monthly basis:
Minimum Tangible Net Worth	$3,000,000	*	$	Yes	No
Minimum Liquidity Coverage	1.25:1.00	**	:1.00	Yes	No

*A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least $3,000,000.

** A ratio of unrestricted cash (and equivalents) plus accounts receivables divided by outstanding Obligations of not less than 1.25 to 1.00.

Borrower only has deposit accounts located at the following institutions:

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER
TRANSOMA MEDICAL, INC.	Date:

Signature
Verified
AUTHORIZED SIGNER
Title	Date:

	Compliance Status:	Yes	No
Date

Schedule to Loan and Security Agreement

[Registrant Account Information Omitted.]

REAFFIRMATION OF GUARANTY

This Reaffirmation of Guaranty (this “Agreement”) is made as of the 21st day of June 2005 by the undersigned person (“Guarantor”) and Silicon Valley Bank (“Bank”).

RECITALS

A.            Bank and Transoma Medical, Inc. (formerly known as, Data Sciences International, Inc.) (“Borrower”) are parties to a Loan and Security Agreement dated as of December 17, 2002, as may be amended and modified from time to time (the “Loan Agreement”). The Guarantor has guaranteed the payment and performance of Borrower’s obligations to Bank under the Loan Agreement or otherwise under the terms of a Continuing Guaranty (the “Guaranty”).

B.            Borrower has requested Bank to further amend the terms of the Loan Agreement pursuant to an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”), and Bank has agreed, provided Guarantor executes this Agreement.

NOW THEREFORE, the undersigned agree as follows:

1.             Guarantor consents to the execution, delivery and performance by Borrower of the Amended Loan Agreement.

2.             Guarantors unconditionally guarantee the prompt payment of all amounts due, and performance of all obligations, under the Loan Agreement, as amended by the Amended Loan Agreement. Guarantors affirm that the Guaranties are and shall remain in full force and effect, notwithstanding the execution and delivery of the Amended Loan Agreement.

3.             This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first above written.

GUARANTOR:

DATA SCIENCES UK, INC.

By:	/s/ Charles T. Coggin
Name: Charles T. Coggin
Title: Vice President and CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Charlie Roehl
Name: Charlie Roehl
Title: Vice President – Relationship Manager

FIRST AMENDMENT
TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 4th day of January, 2007, by and between Silicon Valley Bank (“Bank”) and Transoma Medical, Inc., a Delaware corporation (“Borrower”) whose address is 4211 Lexington Avenue North, Suite 2244, St. Paul, Minnesota 55126.

RECITALS

A.            Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement with an Effective Date of June 21, 2005 (as the same may from time to time be amended, modified, supplemented or restated in writing, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to (i) renew the Committed Revolving Line which matured on June 20, 2006, (ii) increase the maximum amount for the Committed Revolving Line from $3,000,000 to $4,000,000, (iii) provide for a new term loan based upon the cost of certain software purchased by Borrower, (iv) provide for a new term loan(s) based upon the cost of certain equipment purchased by Borrower, and (v) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 2.1.2A (Equipment III Advances). The following is hereby added as a new Section 2.1.2A to the Loan Agreement, to follow Section 2.1.2 thereof:

Section 2.1.2A      Equipment III Advances.

(a)           Through January 4, 2008, Bank will make advances (each, an “Equipment III Advance” and, collectively, “Equipment III Advances”) not exceeding the Committed Equipment III Line, provided that until

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Borrower has received net cash proceeds of at least $7,500,000 from the sale of Borrower’s preferred stock in a series C round and delivered satisfactory evidence thereof to Bank, the aggregate Equipment III Advances shall not exceed $700,000. Each Equipment III Advance may only be used to finance Eligible Equipment purchased (the purchase date to be determined based upon the applicable invoice date of such Eligible Equipment) no more than 180 days before the date of such Equipment III Advance, except that if the initial Equipment III Advance is taken by Borrower on or before January 15, 2007, then it may be used to finance Eligible Equipment purchased on or after January 15, 2006. No Equipment III Advance may exceed 100% of the Eligible Equipment invoice(s) excluding taxes, shipping, warranty charges, freight discounts and installation expense (provided that transferable software licenses, leasehold improvements or other soft costs, including sales tax, freight, and installation expenses may constitute up to 30% of the aggregate Equipment III Advances). Each Equipment III Advance must be in an amount equal to the lesser of $150,000 or the amount that has not yet been drawn under the Committed Equipment III Line.

(b)           Interest accrues from the date of each Equipment III Advance at the rate in Section 2.4(a). Each Equipment III Advance shall immediately amortize and is payable in 48 equal monthly installments of principal, beginning on the first day of the month following such Equipment III Advance and continuing on the first day of each month thereafter until the first day of the 48th month following such Equipment III Advance, on which date all remaining principal and interest with respect to such Equipment III Advance shall be paid in full. Equipment III Advances when repaid may not be reborrowed.

(c)           Borrower shall have the option to prepay all, but not less than all, of the Equipment III Advances advanced by Bank under this Agreement; provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment III Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment, (A) all unpaid Equipment III Advances (including principal and interest); (B) all unpaid accrued interest to the date of the prepayment; and (C) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

(d)           If, during the term of this Agreement, any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the maturity date for the loan that financed such Financed Equipment (an “Event of Loss”), then, within ten (10) days following the later of (i) the date of such Event of Loss or (ii) the settlement of any insurance claim relating thereto, but not later than one hundred ten (110) days following the Event of Loss, Borrower

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shall either (i) pay to Bank on account of the Obligations all outstanding principal that had been advanced with respect to the Financed Equipment subject to the Event of Loss, plus all accrued interest relating to such principal; or, if no Event of Default has occurred and is continuing, at Borrower’s option, (ii) repair or replace any Financed Equipment subject to the Event of Loss provided (x) the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to the Event of Loss, (y) Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment, and (z) the Borrower shall be subject to any limit on the use of insurance proceeds contained in this Agreement. (Nothing contained in the foregoing shall have the effect of extending the due date for any payments due hereunder.) Principal prepayments pursuant to this subsection shall be applied to the principal payments due on the loan that financed such Financed Equipment in the inverse order of maturity.

(e)           To obtain an Equipment III Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the Equipment III Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice(s) for the Eligible Equipment being financed.

2.2          Section 2.1.2B (Software Advance). The following is hereby added as a new Section 2.1.2B to the Loan Agreement, to follow Section 2.1.2A thereof:

Section 2.1.2B       Software Advance.

(a)           One or before January 15, 2007, Bank will make an advance (the “Software Advance”) not exceeding the Committed Software Line. The Software Advance may only be used to finance Eligible Software purchased (the purchase date to be determined based upon the applicable invoice date of such Eligible Software) on or after January 15, 2006. The Software Advance may not exceed 100% of the Eligible Software invoice(s).

(b)           Interest accrues from the date of the Software Advance at the rate in Section 2.4(a). The Software Advance shall immediately amortize and is payable in 30 equal monthly installments of principal, beginning on the first day of the month following the Software Advance and continuing on the first day of each month thereafter until the first day of the 30th month following the Software Advance (the “Software Maturity Date”) on which date all remaining principal and interest with respect to the Software Advance shall be paid in full. The Software Advance when repaid may not be reborrowed.

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(c)           Borrower shall have the option to prepay all, but not less than all, of the Software Advance; provided Borrower (i) provides written notice to Bank of its election to prepay the Software Advance at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment, (A) all of the Software Advance (including principal and interest); (B) all unpaid accrued interest to the date of the prepayment; and (C) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

(d)           To obtain the Software Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the Software Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice(s) for the Eligible Software being financed.

2.3          Section 2.3 (Overadvances). The following is added to the end of Section 2.3 of the Loan Agreement:

If the Credit Extensions ever exceed $8,000,000, Borrower must immediately pay Bank the excess.

2.4          Section 2.4(a) (Interest). The first sentence of Section 2.4(a) of the Loan Agreement reads as follows:

(i) Advances accrue interest on the outstanding principal balance at a per annum rate of 0.25 of 1 percentage point above the Prime Rate; and (ii) Equipment II Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate.

Said first sentence of Section 2.4( a) is hereby amended to read as follows:

(i) Advances accrue interest on the outstanding principal balance at the Prime Rate; (ii) Equipment II Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate; (iii) Equipment III Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate; and (iv) the Software Advance accrues interest on the outstanding principal balance at a per annum rate of 1.25 percentage points above the Prime Rate.

2.5          Section 2.4(b) (Payments). The first two sentences of Section 2.4(b) of the Loan Agreement read as follows:

Interest due on the Committed Revolving Line is payable on the 20th of each month. Interest due on the Equipment II Advances is payable on the 1st of each month.

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Said first two sentences of Section 2.4(b) are hereby amended to read as follows:

Interest due on the Committed Revolving Line is payable on the 20th of each month. Interest due on the Equipment II Advances, the Equipment III Advances, and the Software Advance is payable on the 1st of each month.

2.6          Section 6.2(d) (Audits). The following is hereby added to the end of Section 6.2(d) of the Loan Agreement:

In “addition to the audits provided for in the previous sentence, such an audit will be conducted the earlier of (i) new Advances being made to Borrower pursuant to the First Amendment or (ii) March 15, 2007.

2.7          Section 6.7(i) (Tangible Net Worth). Section 6.7(i) of the Loan Agreement reads as follows:

(i) Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least $3,000,000.

Said Section 6.7(i) is hereby amended to read as follows:

(i) Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least the following amounts for the following periods:

January 1, 2007 through March 31, 2007	$5,000,000
April 1, 2007 through June 30, 2007	$15,000,000
July 1, 2007 and thereafter	$12,000,000

2.8          Section 6.7(ii) (Liquidity Coverage). Section 6.7(ii) of the Loan Agreement reads as follows:

(ii) Liquidity Coverage. A ratio of unrestricted cash (and equivalents) plus accounts receivables divided by outstanding Obligations of not less than 1.25 to 1.00.

Said Section 6.7(ii) is hereby amended to read as follows:

(ii) Liquidity Coverage. A ratio of unrestricted cash (and equivalents) plus accounts receivables divided by outstanding Obligations of not less than the following for the following periods:

January 1, 2007 through March 31, 2007	1.50 to 1.00
April 1, 2007 and thereafter	1.75 to 1.00

2.9          Section 7.1 (Dispositions). Subpart “iii” of Section 7.1 of the Loan Agreement reads as follows:

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(iii) of worn-out or obsolete Equipment.

Said subpart “iii” is hereby amended to read as follows:

(iii) of worn-out or obsolete Equipment other than Financed Equipment.

2.10 Section 7.5 (Encumbrance). The following is added to the end of Section 7.5 of the Loan Agreement:

Financed Equipment shall not be subject to any Liens in favor of any other Person, including without limitation Liens which would fall within the definition of “Permitted Liens”.

2.11 Section 7.10 (Negative Pledge). The following is hereby added to the Loan Agreement as a new Section 7.10:

7.10 Negative Pledge.

Without limitation on Sections 7.1 or 7.5 of the Loan Agreement or on any other provision of the Loan Documents, Borrower shall not Transfer, or create, incur, or allow any Lien on, any of its patents, trademarks, copyrights or other intellectual property without Bank’s prior written consent.

2.12 Section 13 (Amended Definitions).

2.12.1 Borrowing Base. The portion of the definition of “Borrowing Base” contained in Section 13.1 of the Loan Agreement which reads “is 75% of Eligible Accounts”, is hereby amended to read “up to 80% of Eligible Accounts”.

2.12.2 Eligible Accounts. Subsection “e” of the definition of “Eligible Accounts” contained in Section 13.1 of the Loan Agreement which reads “(e) Accounts for which the account debtor does not have its principal place of business in the United States”, is hereby deleted and replaced with “(e) [Omitted]”.

2.12.3 Eligible Accounts. Subsection “f” of the definition of “Eligible Accounts” contained in Section 13.1 of the Loan Agreement, is hereby amended to read as follows:

(f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality except for Accounts of the United States if the Bank in its discretion has approved them in writing, the payee has assigned its payment rights to Bank, and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

2.12.4 Permitted Liens. Subsection “c” of the definition of “Permitted Liens” contained in Section 13.1 of the Loan Agreement reads as follows:

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(c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confirmed to the property and improvements and the proceeds of the equipment;

Said subsection “c” is hereby amended to read as follows:

(c) Purchase money Liens (i) on Equipment (other than Financed Equipment) acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment (other than Financed Equipment) when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

2.13 Section 13 (Replaced Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Committed Revolving Line” is an aggregate of Advances at any time outstanding of up to $4,000,000 less the amount, if any, by which the aggregate of all Credit Extensions exceeds $8,000,000.

“Credit Extension” is each Advance, Equipment Advance, Equipment II Advance, Equipment III Advance, Software Advance, or any other extension of credit by Bank for Borrower’s benefit, which shall not exceed $8,000,000 in the aggregate.

“Revolving Maturity Date” is January 3, 2008.

2.14 Section 13 (New Definitions). The following terms and their respective definitions are hereby added to Section 13.1 of the Loan Agreement in the appropriate alphabetical order:

“Committed Equipment III Line” is a Credit Extension of up to $2,000,000.

“Committed Software Line” is a Credit Extension of up to $300,000.

“Eligible Equipment” is the following to the extent that it complies with all of Borrower’s representations and warranties to Bank, is reasonably acceptable to Bank in all respects, is located at Borrower’s corporate headquarters at 4211 Lexington Avenue North, Suite 2244, St. Paul, Minnesota 55126 or such other location of which Bank has approved in writing, is subject to a first priority Lien in favor of Bank, and is not already Financed Equipment: general purpose computer equipment, office equipment, test and laboratory equipment, and furnishings. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower,

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and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank.

“Eligible Software” is ERP software to the extent that it complies with all of Borrower’s representations and warranties to Bank, is reasonably acceptable to Bank in all respects, and is located at Borrower’s corporate headquarters at 4211 Lexington Avenue North, Suite 2244, St. Paul, Minnesota 55126 or such other location of which Bank has approved in writing.

“Equipment III Advance” is defined in Section 2.1.2A.

“Financed Equipment” is all present and future Eligible Equipment and other Collateral in which Borrower has any interest, which is financed by an advance against such Equipment.

“First Amendment” shall mean the First Amendment to Amended and Restated Loan and Security Agreement, dated January 4, 2007, between Bank and Borrower.

“Software Advance” is defined in Section 2.1.2B.

2.15 Exhibit C (Borrowing Base Certificate). Exhibit C to the Loan Agreement is hereby replaced by Exhibit A hereto.

2.16 Exhibit D (Compliance Certificate). Exhibit D to the Loan Agreement is hereby replaced by Exhibit B hereto.

3.             Condition Precedent to Further Advances. Reference is made to the fact that the Revolving Maturity Date occurred on June 20, 2006 and that, pursuant to this Amendment, the Revolving Maturity Date is being renewed. Notwithstanding the establishment of a new Revolving Maturity Date pursuant to this Amendment, an audit by Bank of Borrower’s Collateral shall be a condition precedent to Bank’s obligation to make any Advances.

4.             Fee. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $20,000, which fee is deemed fully earned on the date hereof, and shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account.

5.             Limitation of Amendment.

5.1          The amendments set forth in Section 2, above; are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

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5.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.             Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3          The Amended and Restated Certificate of Incorporation of Borrower filed with the Delaware Secretary of State on September 22, 2005, remains true, accurate and complete and has not been amended, supplemented or restated and is and continues to be in full force and effect;

6.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower for which Borrower has not obtained from such Person an effective consent or waiver with respect thereto, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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7.             Counterparts; Fees and Costs. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Without limitation on the terms of the Loan Agreement, Borrower agrees to reimburse Bank for all costs and fees (including attorneys’ fees) incurred in connection with this Amendment and any documents contemplated hereby.

8.             Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Bank’s receipt of (i) the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, and (ii) a Warrant to Purchase Stock substantially in the form presented by Bank to Borrower, unless items “i” or “ii” are waived in writing by Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		TRANSOMA MEDICAL, INC.

By:	/s/ Jay McNeil	By:	/s/ Charles T. Coggin
Name: Jay McNeil		Name: Charles T. Coggin
Title: SRM		Title: VP & CFO

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Schedule 1

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1.              Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the First Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2.              Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower (Transoma Medical, Inc., a Delaware corporation) under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3.              Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of January 4, 2007

GUARANTOR

DATA SCIENCES UK, INC.

By:	/s/ Brian P. Brockway
Name: Brian P. Brockway
Title: President & CEO

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SECOND AMENDMENT

TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of this 19th day of July, 2007, by and between Silicon Valley Bank (“Bank”) and Transoma Medical, Inc., a Delaware corporation (“Borrower”) whose address is 4211 Lexington Avenue North, Suite 2244, St. Paul, Minnesota 55126.

RECITALS

A.            Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement with an Effective Date of June 21, 2005, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated January 4, 2007, between Bank and Borrower (as the same may from time to time be further amended, modified, supplemented or restated in writing, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to (i) extend the Committed Revolving Line, (ii) increase the maximum amount for the Committed Revolving Line from $4,000,000 to $6,000,000, (iii) provide for a new term loan(s) based upon the cost of certain equipment purchased by Borrower, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 2.1.2B (Equipment IV Advances). The following is hereby added as a new Section 2.1.2B to the Loan Agreement, to follow Section 2.1.2A thereof:

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Section 2.1.2B       Equipment IV Advances.

(a)           Subject to the terms and conditions of this Agreement, through July 17, 2008, Bank will make advances (each, an “Equipment IV Advance” and, collectively, “Equipment IV Advances”) not exceeding the Committed Equipment IV Line. Each Equipment IV Advance may only be used to finance Eligible Equipment purchased (the purchase date to be determined based upon the applicable invoice date of such Eligible Equipment) no more than 90 days before the date of such Equipment IV Advance. No Equipment IV Advance may exceed 100% of the Eligible Equipment invoice(s) excluding taxes, shipping, warranty charges, freight discounts and installation expense (provided that transferable software licenses, leasehold improvements or other soft costs, including sales tax, freight, and installation expenses, may constitute up to 30% of the aggregate Equipment IV Advances). Each Equipment IV Advance must be in an amount equal to the lesser of $150,000 or the amount that has not yet been drawn under the Committed Equipment IV Line.

(b)           Interest accrues from the date of each Equipment IV Advance at the rate in Section 2.4(a). Each Equipment IV Advance shall immediately amortize and is payable in 48 equal monthly installments of principal, beginning on the first day of the month following such Equipment IV Advance and continuing on the first day of each month thereafter until the first day of the 48th month following such Equipment IV Advance, on which date all remaining principal and interest with respect to such Equipment IV Advance shall be paid in full. Equipment IV Advances when repaid may not be reborrowed.

(c)           Borrower shall have the option to prepay all, but not less than all, of the Equipment IV Advances advanced by Bank under this Agreement; provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment IV Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment, (A) all unpaid Equipment IV Advances (including principal and interest); (B) all unpaid accrued interest to the date of the prepayment; and (C) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

(d)           To obtain an Equipment IV Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the Equipment IV Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a

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Responsible Officer or designee and include a copy of the invoice(s) for the Eligible Equipment being financed.

(e)           Notwithstanding the terms of this Section 2.1.2B, Bank shall not be required to make any Equipment IV Advance until Bank has received a consent to Borrower borrowing the Equipment IV Advances by Borrower’s preferred stockholders in form satisfactory to Bank, unless Bank waives such consent in writing.

2.2          Section 2.3 (Overadvances). The following sentence from the end of Section 2.3 of the Loan Agreement:

If the Credit Extensions ever exceed $8,000,000, Borrower must immediately pay Bank the excess.

is hereby amended to read as follows:

If the Credit Extensions ever exceed $9,500,000, Borrower must immediately pay Bank the excess.

2.3          Section 2.4(a) (Interest). The first sentence of Section 2.4(a) of the Loan Agreement reads as follows:

(i) Advances accrue interest on the outstanding principal balance at the Prime Rate; (ii) Equipment II Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate; (iii) Equipment III Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate; and (iv) the Software Advance accrues interest on the outstanding principal balance at a per annum rate of 1.25 percentage points above the Prime Rate.

Said first sentence of Section 2.4(a) is hereby amended to read as follows:

(i) Advances accrue interest on the outstanding principal balance at the Prime Rate; (ii) Equipment II Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate; (iii) Equipment III Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate; (iv) the Software Advance accrues interest on the outstanding principal balance at a per annum rate of 1.25 percentage points above the Prime Rate; and (v) Equipment IV Advances accrue interest on the outstanding principal balance at a per annum rate of 0.5 of 1 percentage point above the Prime Rate.

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2.4          Section 2.4(b) (Payments). The first two sentences of Section 2.4(b) of the Loan Agreement read as follows:

Interest due on the Committed Revolving Line is payable on the 20th of each month. Interest due on the Equipment II Advances, the Equipment III Advances, and the Software Advance is payable on the 1st of each month.

Said first two sentences of Section 2.4(b) are hereby amended to read as follows:

Interest due on the Committed Revolving Line is payable on the 20th of each month. Interest due on the Equipment II Advances, the Equipment III Advances, the Software Advance, and the Equipment IV Advances is payable on the 1st of each month.

2.5          Payments Upon Event of Loss. Section 2.1.2A(d) of the Loan Agreement reads as follows:

(d)           If, during the term of this Agreement, any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the maturity date for the loan that financed such Financed Equipment (an “Event of Loss”), then, within ten (10) days following the later of (i) the date of such Event of Loss or (ii) the settlement of any insurance claim relating thereto, but not later than one hundred ten (110) days following the Event of Loss, Borrower shall either (i) pay to Bank on account of the Obligations all outstanding principal that had been advanced with respect to the Financed Equipment subject to the Event of Loss, plus all accrued interest relating to such principal; or, if no Event of Default has occurred and is continuing, at Borrower’s option,  (ii) repair or replace any Financed Equipment subject to the Event of Loss provided (x) the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to the Event of Loss, (y) Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment, and (z) the Borrower shall be subject to any limit on the use of insurance proceeds contained in this Agreement. (Nothing contained in the foregoing shall have the effect of extending the due date for any payments due hereunder.)  Principal prepayments pursuant to this subsection shall be applied to the principal payments due on the loan that financed such Financed Equipment in the inverse order of maturity.

In order to clarify that the provisions contained in in Section 2.1.2A(d) apply with respect to all Financed Equipment, and not just Financed Equipment with respect to Equipment III Advances, (a) the provisions contained in Section 2.1.2A(d) are hereby moved to a new Section 2.6 entitled “Payments Upon Event of Loss”, which new Section shall follow Section 2.5 in the Loan Agreement, and (b) Section 2.1.2A(d) is hereby amended to read “[Omitted]”.

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2.6          Section 6.2(b) (Reports). Section 6.2(b) of the Loan Agreement is hereby amended to read as follows:

Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable and with perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment.

2.7          Section 6.2(d) (Audits). The last sentence of Section 6.2(d) of the Loan Agreement reads as follows:

In addition to the audits provided for in the previous sentence, such an audit will be conducted the earlier of (i) new Advances being made to Borrower pursuant to the First Amendment or (ii) March 15, 2007.

Said sentence is hereby amended to read as follows:

In addition to the audits provided for in the previous sentence, such an audit will be conducted the earlier of (i) prior to any Advances being made to Borrower after June 20, 2007 or (ii) September 30, 2007.

2.8          Section 6.7(i) (Tangible Net Worth). Section 6.7(i) of the Loan Agreement reads as follows:

(i)            Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least the following amounts for the following periods:

January 1, 2007 through March 31, 2007	$5,000,000
April 1, 2007 through June 30, 2007	$15,000,000
July 1, 2007 and thereafter	$12,000,000

Said Section 6.7(i) is hereby amended to read as follows:

(i)            Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least the following amounts for the following periods:

April 1, 2007 through June 30, 2007	$15,000,000
July 1, 2007 and thereafter	$12,000,000

2.9          Section 6.7(ii) (Liquidity Coverage). Section 6.7(ii) of the Loan Agreement reads as follows:

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(ii)           Liquidity Coverage. A ratio of unrestricted cash (and equivalents) plus accounts receivables divided by outstanding Obligations of not less than the following for the following periods:

January 1, 2007 through March 31, 2007	1.50 to 1.00
April 1, 2007 and thereafter	1.75 to 1.00

Said Section 6.7(ii) is hereby amended to read as follows:

(ii)           Liquidity Coverage. A ratio of unrestricted cash (and equivalents) plus accounts receivables divided by outstanding Obligations of not less than 1.25 to 1.00.

2.10        Section 13 (Amended Definitions).

2.10.1     Borrowing Base. The portion of the definition of “Borrowing Base” contained in Section 13.1 of the Loan Agreement which reads as follows:

up to 80% of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Certificate is hereby amended to read as follows:

means up to (a) 80% of Eligible Accounts plus (b) the lesser of (i) 25% of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) 33% of Eligible Accounts or (iii) $1,000,000; as determined by Bank from Borrower’s most recent Borrowing Base Certificate.

2.11        Section 13 (Replaced Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Committed Revolving Line” is an aggregate of Advances at any time outstanding of up to $6,000,000 less the amount, if any, by which the aggregate of all Credit Extensions exceeds $9,500,000.

“Credit Extension” is each Advance, Equipment Advance, Equipment II Advance, Equipment III Advance, Equipment IV Advance, Software Advance, or any other extension of credit by Bank for Borrower’s benefit, which shall not exceed $9,500,000 in the aggregate.

“Revolving Maturity Date” is July 17, 2008.

2.12        Section 13 (New Definitions). The following terms and their respective definitions are hereby added to Section 13.1 of the Loan Agreement in the appropriate alphabetical order:

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“Committed Equipment IV Line” is a Credit Extension of up to $1,000,000.

“Eligible Inventory” means, at any time, the aggregate of Borrower’s Inventory that (a) consists of raw materials and finished goods, in good, new, and salable condition, which is not perishable, returned, consigned (to or from Borrower), obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (e) is located at Borrower’s premises at 4211 Lexington Avenue North, St. Paul, Minnesota (or any location permitted under Section 7.2); and (f) is otherwise acceptable to Bank in its good faith business judgment.

“Equipment IV Advance” is defined in Section 2.1.2B.

2.13        Exhibit C (Borrowing Base Certificate). Exhibit C to the Loan Agreement is hereby replaced by Exhibit A hereto.

2.14        Exhibit D (Compliance Certificate). Exhibit D to the Loan Agreement is hereby replaced by Exhibit B hereto.

3.             Condition Precedent to Further Advances. Notwithstanding the establishment of a new Revolving Maturity Date pursuant to this Amendment, an audit by Bank of Borrower’s Collateral and Bank’s receipt of a consent to the Advances by Borrower’s preferred stockholders in form satisfactory to Bank shall be conditions precedent to Bank’s obligation to make any Advances, unless Bank waives such conditions in writing.

4.             Fee. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $8,500, which fee is deemed fully earned on the date hereof, and shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account.

5.             Limitation of Amendments.

5.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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6.             Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3          The Amended and Restated Certificate of Incorporation of Borrower filed with the Delaware Secretary of State on September 22, 2005, remains true, accurate and complete and has not been amended, supplemented or restated and is and continues to be in full force and effect;

6.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower for which Borrower has not obtained from such Person an effective consent or waiver with respect thereto, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.             Counterparts; Fees and Costs. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Without limitation on the terms of the Loan Agreement, Borrower agrees to reimburse Bank for all costs and fees (including attorneys’ fees) incurred in connection with this Amendment and any documents contemplated hereby.

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8.             Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, unless such Acknowledgment is waived in writing by Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		TRANSOMA MEDICAL, INC.

By:	/s/ Jay McNeil	By:	/s/ Charles T. Coggin
Name:	Jay McNeil	Name:	Charles T. Coggin
Title:	SRM	Title:	VP & CFO

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EXHIBIT A

TO

SECOND AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower:	TRANSOMA MEDICAL, INC.	Bank:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054

Commitment Amount:         $6,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of ______		$__________
2.	Additions (please explain on reverse)		$__________
3.	TOTAL ACCOUNTS RECEIVABLE
$__________
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$__________
5.	Balance of 50% over 90 day accounts	$__________
6.	Credit balances over 90 days	$__________
7.	Concentration Limits	$__________
8.	Foreign Accounts	$__________
9.	Governmental Accounts	$__________
10.	Contra Accounts	$__________
11.	Promotion or Demo Accounts	$__________
12.	Intercompany/Employee Accounts	$__________
13.	Other (please explain on reverse)	$__________
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS
$__________
15.	Eligible Accounts (#3 minus #14)
$__________
16.	LOAN VALUE OF ACCOUNTS (80% of #15)
$__________
INVENTORY
16a	TOTAL INVENTORY	$__________
16b	Inventory Deductions	$__________
16c	Eligible Inventory (16a minus 16b)	$__________
16d	LOAN VALUE OF INVENTORY	$__________
(25% of #16c, not to exceed the lesser of 33% of #15 or $1MM)

BALANCES
17.	Maximum Loan Amount
$__________
18.	Total Funds Available [Lesser of #17 or (#16 plus #16d)]
$__________
19.	Present balance owing on Line of Credit
$__________
20.	Outstanding under Sublimits, if any Sublimits are in effect
$__________
21.	RESERVE POSITION (#18 minus #19 and #20)
$__________

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The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:	BANK USE ONLY
Rec’d By:
Transoma Medical, Inc.		Auth. Signer
Date:
By:	Verified:
Auth. Signer
Title:	Date:

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EXHIBIT B

TO

SECOND AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	TRANSOMA MEDICAL, INC.

The undersigned Responsible Officer of TRANSOMA MEDICAL, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending ________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned certifies that Borrower, and each Subsidiary, has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Responsible Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
A/R & A/P Agings & Inventory Reports	Monthly within 20 days	Yes	No
Board of Director Projections	Prior to FYE (June 30)	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a monthly basis:
Minimum Tangible Net Worth	*	$	Yes	No
Minimum Liquidity Coverage	**	______:1.00	Yes	No

*A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least $15,000,000 from April 1, 2007 through June 30, 2007, and $12,000,000 from July 1, 2007 and thereafter.

** A ratio of unrestricted cash (and equivalents) plus accounts receivables divided by outstanding Obligations of not less than 1.25 to 1.00.

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Comments Regarding Exceptions:  See Attached.

Sincerely,	BANK USE ONLY

TRANSOMA MEDICAL, INC.	Received by:
AUTHORIZED SIGNER
Date:
SIGNATURE
Verified:
TITLE		AUTHORIZED SIGNER
Date:
DATE
	Compliance Status:	Yes	No

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Schedule 1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1.              Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Second Amendment to Loan and Security Agreement dated as of substantially even date herewith (the “Amendment”).

Section 2.              Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3.              Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of July 19, 2007

GUARANTOR:

DATA SCIENCES UK, INC.

By:	/s/ Brian P. Brockway
Name:	Brian P. Brockway
Title:	President & CEO

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